As filed with the Securities and Exchange Commission on August 16, 2016

Registration No. 333-62567

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT NO. 333-62567

UNDER

THE SECURITIES ACT OF 1933

FIRSTMERIT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

OHIO	34-1339938
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

c/o Huntington Bancshares Incorporated

Huntington Center

41 South High Street

Columbus, Ohio 43287

(614) 480-8300

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Richard A. Cheap, Esq.

General Counsel and Secretary

Huntington Bancshares Incorporated

41 South High Street

Columbus, Ohio 43287

(614) 480-4647

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Explanatory Note

This Post-Effective Amendment relates to the following Registration Statement on Form S-3 (the “Registration Statement”) of FirstMerit Corporation (the “Registrant”):

•	Registration Statement No. 333-62567, originally filed with the Securities and Exchange Commission (the “Commission”) on August 31, 1998.

Pursuant to that certain Agreement and Plan of Merger, dated as of January 25, 2016, by and among Huntington Bancshares Incorporated (“Huntington”), the Registrant, and West Subsidiary Corporation (“Merger Sub”), an Ohio corporation and a wholly owned subsidiary of Huntington, on August 16, 2016, Merger Sub merged with and into the Registrant, with the Registrant continuing as a wholly owned subsidiary of Huntington (the “First Step Merger”), and immediately thereafter, the Registrant merged with and into Huntington, with Huntington continuing as the surviving entity (the “Second Step Merger,” and together with the First Step Merger, the “Mergers”).

In connection with the consummation of the Mergers, the Registrant terminates the Registration Statement and deregisters the remaining securities registered but unsold under the Registration Statement, if any, in accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, Ohio, on this August 16, 2016. No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

HUNTINGTON BANCSHARES INCORPORATED
As successor by merger to FirstMerit Corporation

By:	/s/ Richard A. Cheap
Name:	Richard A. Cheap
Title:	Secretary